UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  March 5, 2013

SCHOOL SPECIALTY, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	000-24385	39-0971239
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

W6316 Design Drive Greenville, Wisconsin 54942
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (920) 734-5712

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02

Termination of a Material Definitive Agreement.

The Company and Bayside School Specialty, LLC (“Bayside School Specialty”), a Delaware limited liability company, mutually agreed to terminate the Amended and Restated Asset Purchase Agreement, dated as of February 14, 2013, by and among the Company, certain of its subsidiaries and Bayside School Specialty, pursuant to a Notice of Termination dated March 5, 2013.  The agreement was terminated in connection with the payoff of the (i) the Senior Secured Super Priority Debtor-in-Possession Credit Agreement by and among the Company, certain of its subsidiaries, Bayside Finance, LLC (“Bayside”) (as Administrative Agent and Collateral Agent), and the lenders party thereto, dated as of January 28, 2013, and (ii) the Credit Agreement dated as of May 22, 2012, by and among the Company, certain subsidiaries of the Company, Bayside (as Administrative Agent and Collateral Agent), and the lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHOOL SPECIALTY, INC.

Dated: March 8, 2013	By: /s/ David Vander Ploeg
David Vander Ploeg Chief Financial Officer

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